PURCHASE AGREEMENT

               Reference is made to (i) that certain Service Agreement dated as of September 30, 1997, by and between Pacwest Network, Inc. ("Pacwest") and GST Telecom Hawaii, Inc. ("GSTH"); and (ii) that certain Management Agreement dated as of September 30, 1997, by and between Pacwest and GSTH. This Purchase Agreement supersedes the Letter Agreement entered into among Pacwest, GST Pacwest Telecom Hawaii, Incorporated and GST Telecom Inc. ("Telecom"), dated December 1, 1995.

               The following constitutes our agreement:

               1. If at any time after the date hereof, John Warta ceases to be a full time employee of Telecom, its parent corporations, GST USA, Inc. and GST Telecommunications, Inc. ("GST") and/or their subsidiaries (collectively, the "GST Companies"), the Service Agreement and the Management Agreement shall remain in full force and effect in accordance with their terms, and the parties thereto shall continue to perform their duties and obligations under such Agreements in the same manner as they have theretofore been performed, for a period ending not less than one year after such cessation of employment.

                      If, during such period, GSTH or GST shall determine that its operations would be facilitated by the transfer of Licenses issued to
Pacwest by the Federal Communications Commission ("FCC") for point-to-point microwave facilities ("the Licenses"), listed on Schedule 1 hereto, it shall communicate such determination in writing to Pacwest. Pacwest shall promptly file with the FCC applications to transfer or assign the Licenses to an executive officer of one of the GST Companies or to one of the GST Companies or to any other desginee, which executive officer, Company or other designee shall be designated by the Board of Directors of GST and shall be eligible to hold the Licenses pursuant to federal law and the FCC's Rules (the "Designated Transferee"). Upon approval of such application, GST shall pay to Pacwest reasonable consideration for the Licenses, and Pacwest shall promptly transfer or assign the Licenses to the Designated Transferee. The reasonableness of the consideration shall be determined by an appraisal by an independent party with expertise in the evaluation of telecommunications facilities and licenses mutually selected by Pacwest and GST. Pacwest shall also secure all other required approval or authorization from the FCC to effectuate the transfer of the Licenses, and assignment or termination of the Management Agreement and the Service Agreement.

               2. The parties will seek to effect the transfer of the Licenses to the Designated Transferee in a manner that will minimize any operational impact upon GSTH or any of the other GST Companies. The costs of any such transfer shall be borne entirely by the GST Companies and the GST Companies shall defend, indemnify and hold harmless Pacwest, its members and managers, from and against any and all losses, damages, obligations, liabilities, costs and expenses (including without limitation reasonable attorneys' fees) incident to any suit, action, investigation, claim or proceeding relating to or arising out of the transfer of the Licenses in the manner contemplated by this Agreement.

               3. The foregoing provisions of this Agreement are and are intended to be subject to all applicable requirements of the Communications Act of 1934, as amended, and the FCC's Rules, and shall be so effectuated and construed.

               4. In the event of a default by GSTH under the terms of the Credit Agreement dated as of September 30, 1997 between GSTH and an affiliate of Tomen America Inc. ("Tomen"), all of the rights of GST under this Agreement shall be automatically transferred to Tomen, without further action by any party, including, without limitation, that Tomen shall have the right to transfer the Licenses to Tomen or any of its affiliates or designees in the manner provided and subject to the conditions set forth in Section 1 hereof for transfers by GST.

               IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    GST TELECOM HAWAII, INC.


                                    By: /s/ Clifford V. Sander
                                        ----------------------------------
                                        Clifford V. Sander, Vice President



                                    GST TELECOM INC.


                                    By: /s/ Clifford V. Sander
                                        ----------------------------------
                                        Clifford V. Sander, Vice President

                                    PACWEST NETWORK, INC.


                                    By: /s/ John Warta
                                        ----------------------------------
                                        John Warta, President


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

          The undersigned hereby agrees that the foregoing agreement supersedes the Letter Agreement dated December 1, 1995 among the undersigned, GST Telecom Inc. and Pacwest Network, Inc.

                                          GST PACWEST TELECOM HAWAII,
                                          INCORPORATED

                                         By: /s/ Clifford V. Sander
                                            ---------------------------------
                                            Clifford V. Sander, Chief
                                            Financial Officer, Vice President


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